Exhibit 99.1

Ingersoll Rand Reports Second-Quarter EPS from

Continuing Operations of $1.03, Updates Full-Year 2013 EPS Outlook

•	Second-quarter adjusted continuing earnings per share (EPS) of $1.14

•	Revenues of $3.9 billion in the second quarter, up 3 percent compared with 2012

•	Q2 2013 operating margin of 12.3 percent, adjusted operating margin of 13.0 percent

•	Full-year 2013 EPS from continuing operations forecast $2.75 to $2.95 and $3.50 to $3.60 excluding restructuring and other one-time costs

Swords, Ireland, July 19, 2013 – Ingersoll-Rand plc (NYSE:IR), a world leader in creating and sustaining safe, comfortable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $1.03 for the second quarter of 2013.

The company reported net earnings of $317.2 million, or EPS of $1.05, for the second quarter of 2013. Second-quarter net earnings included $311.6 million, or EPS of $1.03, from continuing operations, as well as $5.6 million, or EPS of $0.02 of income from discontinued operations. This compares with net earnings of $365.8 million, or EPS of $1.16, for the 2012 second quarter.

Results for the second quarter of 2013 included $31 million, or $0.11 per share, of restructuring and one-time charges related to the spinoff of the security business. The prior year’s quarter included $14 million of restructuring and one-time costs equal to $0.04 per share. Before these items, 2013 adjusted EPS from continuing operations was $1.14 (see attached tables for additional details).

“We delivered revenue growth and earnings above our commitment in the second quarter with solid operational execution across the company,” said Michael W. Lamach, chairman and chief executive officer. “At the same time, we completed critical milestones related to the security business spinoff and concluded a successful debt offering that improved our liquidity and reduced our future interest costs. The quarter demonstrated our continued ability to successfully navigate challenging market environments and deliver operating leverage while still making strategic investments to support the company’s long-term growth strategy.”

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Additional Highlights from the 2013 Second Quarter

Revenues: The company’s reported revenues increased by 3 percent to $3,933 million, compared with revenues of $3,821 million for the 2012 second quarter. Total U.S. revenues were up by 4 percent compared to 2012, and revenues from international operations increased by 1 percent.

Operating Margin: The second-quarter operating margin was 12.3 percent compared with 12.5 percent in 2012. Adjusted for restructuring and one-time items, the operating margin for the second quarter of 2013 was 13.0 percent, up by 20 basis points compared with the adjusted margin for the second quarter of 2012 of 12.8 percent. The year-over-year margin improvement was due to increased volume, productivity initiatives and improved pricing, which was partially offset by inflation and an increase in investment spending.

Interest Expense and Other Income/Expense: Interest expense of $62.4 million for the second quarter of 2013 was essentially flat compared with the same period last year. Other expense totaled $(1.7) million for the second quarter of 2013, compared with $4.1 million of income for the 2012 second quarter. The year-over-year change was due to higher currency losses.

Taxes: The company had an effective tax rate of 24 percent in the second quarter of 2013. The effective rate for the second quarter of 2012 was 13 percent. During the second quarter of 2012, the company recorded a discrete tax benefit of $47 million, primarily related to a tax law change in a non-U.S. jurisdiction.

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Second-Quarter Business Review

[Note: Adjusted margins for 2012 and 2013 exclude restructuring and other one-time costs – see attached tables for additional details]

Climate Solutions delivers energy-efficient solutions globally and includes Trane, which provides heating, ventilation and air conditioning (HVAC) systems and commercial building services, parts, support and controls; and Thermo King, the leader in transport temperature control solutions. Revenues for the second quarter of 2013 were $2,058 million and increased by 5 percent compared with the second quarter of 2012. Bookings increased by 4 percent year-over-year.

On a year-over-year basis, total commercial HVAC revenues increased by a low-single digit percentage with a mid-single digit percentage increase in equipment revenues partially offset by a slight decline in revenues in parts, service and solutions. Commercial HVAC revenues increased slightly in the Americas and increased by a low-teens percentage in both Europe and Asia during the quarter compared with last year. Second-quarter 2013 HVAC bookings reflect a slight increase compared with last year.

Total Thermo King refrigerated transport revenues increased by an upper-single digit percentage in the second quarter compared with last year with revenue gains in the Americas and in Europe. Bookings increased by a mid-teens percentage in the second quarter of 2013, primarily due to a 20 percent year-over-year increase in Americas orders.

Second-quarter 2013 segment operating margin was 13.2 percent (13.4 percent adjusted margin), compared with 12.1 percent (12.5 percent adjusted margin) last year. The year-over-year 90 basis point adjusted margin improvement was due to higher volumes, pricing and productivity actions, partially offset by inflation and higher investment spending.

Industrial Technologies provides products, services and solutions to enhance customers’ productivity, energy efficiency and operations. Products include compressed air systems, tools, fluid power products, and golf and utility vehicles. Total revenues in the second quarter of $763 million declined by 3 percent compared with the second quarter of 2012. Bookings declined slightly compared with 2012. Air and productivity revenues declined by a mid-single digit percentage, as volumes decreased in all geographic regions.

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Club Car revenues increased by a mid-single digit percentage compared with the second quarter of 2012, with gains in both golf car and utility vehicle sales.

Second-quarter segment operating margin for Industrial Technologies was 16.0 percent (16.3 percent adjusted margin). Adjusted margins decreased by one percentage point year-over-year as the benefits from improved pricing and productivity were more than offset by the impact of lower volumes and inflation.

Residential Solutions includes the Trane and Schlage brands, which deliver safety, comfort and efficiency to homeowners throughout the Americas. Products, services and solutions include mechanical and electronic locks, HVAC systems, indoor air quality solutions, and controls and remote home management systems. Second-quarter 2013 revenues were $713 million, an increase of 9 percent compared with 2012. Second-quarter 2013 results included approximately $17 million of revenues from a product line transferred from the Security Technologies segment. Adjusting for the product line transfer, second-quarter revenues increased by 7 percent on a comparable basis with 2012. Second-quarter 2013 bookings decreased by a mid-single digit percentage on a comparable basis with 2012.

Total residential security revenues were up by a low-teens percentage on a comparable basis with 2012 as a result of improved sales to the new builder market in the United States and from increased sales to South American customers. Residential HVAC revenues increased by a mid-single digit percentage compared with the second quarter of 2012 with volume gains in all major product categories.

Second-quarter 2013 segment operating margin was 11.2 percent (11.2 percent adjusted margin), an increase of 3.3 percentage points when compared with a 7.9 percent margin (7.9 percent adjusted margin) recorded in 2012. The segment margin increase was due to higher volumes, pricing and productivity gains, which were partly offset by negative mix and inflation.

Security Technologies is a leading global supplier of commercial security products and services. The segment’s market-leading products include mechanical and electronic security solutions, biometric and access-control systems, and security and time and attendance scheduling software.

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Second-quarter revenues of $399 million decreased by approximately 3 percent (up by 3 percent on a comparable basis, adjusting for the product line transferred to the Residential Solutions segment) compared with the second quarter of 2012. Revenues in the Americas were up mid-single digit percentages. Revenues in overseas markets declined by a low-single digit percentage primarily due to declines in Europe. Second-quarter 2013 bookings increased by a low-single digit percentage on a comparable basis with last year, mainly due to gains in the Americas and Asia.

Second-quarter segment operating margin was 21.6 percent (21.6 percent adjusted) compared with 20.0 percent (21.1 percent adjusted) in the second quarter of 2012. The higher adjusted segment operating margin was due to increased volume, higher productivity, favorable revenue mix and improved pricing, which were partially offset by inflation and increased investments.

Balance Sheet and Completion of Debt Offering

At the end of the second quarter, working capital was 3.5 percent of revenues, compared with 3.3 percent in 2012. Cash balances and total debt balances were $2.2 billion and $4.8 billion, respectively. Both cash and total debt balances were reduced by approximately $1.3 billion on July 17, when the early redemption of the 2013 and 2014 senior notes was completed.

On June 17 the company completed a $1.55 billion debt offering. The company redeployed the net proceeds from the offering to fund the redemption of $600 million of Senior Notes due in 2013 and $655 million of Senior Notes due in 2014, and to fund expenses related to the spinoff of the Allegion security businesses. The redemption premium expense for the early retirement of these notes will approximate $46 million and will reduce third-quarter and full-year earnings by approximately $0.15 per share. Additionally, the lower interest costs for the new debt will reduce the future annualized total interest expense by approximately $30 million.

Share Repurchase

During the second quarter, the company repurchased approximately 9 million shares for approximately $480 million as part of a $2 billion program approved by the board of directors in December 2012. The company expects to complete this repurchase program by the end of the first quarter of 2014.

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Spinoff of Commercial and Residential Security Businesses

On December 10, 2012, the company announced that its board of directors unanimously approved a plan to spin off its commercial and residential security businesses. The company expects the spinoff, which is intended to be tax free to shareholders, to be completed prior to year-end 2013. The new security company is an Irish plc named Allegion. Allegion will trade on the New York Stock Exchange under the ticker ALLE.

Outlook

For comparison purposes, the 2013 forecast is based on the current Ingersoll Rand business structure, with four current operating sectors in place for the full 12 months of 2013. Based on expected market activity for the remainder of the year, the company expects revenues for the full-year 2013 to be in the range of $14.2 billion to $14.4 billion with full-year adjusted EPS from continuing operations expected to be in the range of $3.50 to $3.60. Costs related to the proposed spinoff of the Allegion security businesses and restructuring expenses are expected to be in the range of $0.50 to $0.60 per share and additional costs from the early retirement of debt will reduce EPS by $0.15 per share. Including these costs, EPS for 2013 continuing operations are expected to be in the range of $2.75 to $2.95. The forecast includes an ongoing tax rate of 23 percent for continuing operations and an average diluted share count for the full year of approximately 298 million shares. Available cash flow for full-year 2013 is expected to approximate $1.1 billion, excluding the debt retirement costs, restructuring expenses and costs related to the spinoff of the security business.

Third-quarter 2013 revenues are expected to be in the range of $3.65 billion to $3.75 billion. Adjusted EPS from continuing operations for the third quarter of 2013 are expected to be in the range of $1.07 to $1.12, with reported EPS of $0.82 to $0.87 including security business spinoff and restructuring costs equal to approximately $0.10 per share and costs related to the early retirement of debt equal to $0.15 per share. The third-quarter forecast reflects an ongoing tax rate of 23 percent for continuing operations and an average diluted share count of approximately 295 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, the proposed spinoff of our commercial and residential security businesses, our capital allocation strategy and our 2013 full-year and third-

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quarter financial performance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to successfully, if ever, complete the proposed spinoff; our ability to fully realize the expected benefits of the proposed spinoff; global economic conditions; demand for our products and services; and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2012, Form 10-Q for the quarter ended March 31, 2013 and in our other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial information, including reconciliation to the nearest GAAP measure, is included in financial tables attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating and sustaining safe, comfortable and efficient environments. Our people and our family of brands—including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane®—work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; secure homes and commercial properties; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #

07/19/13

(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Available Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net revenues	$3,932.7	$3,821.3	$7,045.1	$6,972.0
Cost of goods sold	(2,678.8)	(2,644.0)	(4,870.9)	(4,893.4)
Selling & administrative expenses	(770.9)	(703.6)	(1,497.7)	(1,393.2)
Asset impairment	—	4.2	—	4.5

Operating income	483.0	477.9	676.5	689.9
Interest expense	(62.4)	(62.1)	(123.4)	(131.5)
Other income (expense), net	(1.7)	4.1	(8.8)	3.9

Earnings (loss) before income taxes	418.9	419.9	544.3	562.3
Provision for income taxes	(99.8)	(54.8)	(123.4)	(92.8)

Earnings (loss) from continuing operations	319.1	365.1	420.9	469.5
Discontinued operations, net of tax	5.6	7.8	(1.6)	5.6

Net earnings (loss)	324.7	372.9	419.3	475.1
Less: Net earnings attributable to noncontrolling interests	(7.5)	(7.1)	(14.1)	(13.7)

Net earnings (loss) attributable to Ingersoll-Rand plc	$317.2	$365.8	$405.2	$461.4

Amounts attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$311.6	$358.0	$406.8	$455.8
Discontinued operations	5.6	7.8	(1.6)	5.6

Net earnings	$317.2	$365.8	$405.2	$461.4

Diluted earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$1.03	$1.14	$1.35	$1.45
Discontinued operations	0.02	0.02	(0.01)	0.02

	$1.05	$1.16	$1.34	$1.47

Weighted-average number of common shares outstanding:
Diluted	301.2	314.4	301.9	313.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Climate Solutions
Net revenues	$2,058.2	$1,967.1	$3,674.6	$3,628.9
Segment operating income *	271.1	238.5	352.2	332.6
and as a % of Net revenues	13.2%	12.1%	9.6%	9.2%
Industrial Technologies
Net revenues	762.9	790.3	1,443.2	1,479.0
Segment operating income *	122.4	134.4	224.6	225.9
and as a % of Net revenues	16.0%	17.0%	15.6%	15.3%
Residential Solutions
Net revenues	713.0	652.5	1,177.0	1,074.1
Segment operating income *	79.8	51.7	86.7	41.0
and as a % of Net revenues	11.2%	7.9%	7.4%	3.8%
Security Technologies
Net revenues	398.6	411.4	750.3	790.0
Segment operating income *	86.2	82.4	145.0	152.2
and as a % of Net revenues	21.6%	20.0%	19.3%	19.3%
Gain (loss) on sale/(asset impairment)	—	4.2	—	4.5
Unallocated corporate expense	(76.5)	(33.3)	(132.0)	(66.3)

Total
Net revenues	$3,932.7	$3,821.3	$7,045.1	$6,972.0
Consolidated operating income	$483.0	$477.9	$676.5	$689.9

and as a % of Net revenues	12.3%	12.5%	9.6%	9.9%

*	Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended June 30, 2013				For the six months ended June 30, 2013
		As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
	Net revenues	$3,932.7	$—		$3,932.7	$7,045.1	$—		$7,045.1
	Operating income	483.0	28.3	(a)	511.3	676.5	66.0	(a)	742.5
	Operating margin	12.3%			13.0%	9.6%			10.5%
	Earnings from continuing operations
	before income taxes	418.9	28.3	(a)	447.2	544.3	66.0	(a)	610.3
	Provision for income taxes	(99.8)	2.8	(b)	(97.0)	(123.4)	(3.7	)(b)	(127.1)
	Tax rate	23.8%			21.7%	22.7%			20.8%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	311.6	31.1	(c)	342.7	406.8	62.3	(c)	469.1
	Diluted earnings per common share
	Continuing operations	$1.03	$0.11		$1.14	$1.35	$0.20		$1.55
	Weighted-average number of common shares outstanding
	Diluted	301.2	—		301.2	301.9	—		301.9
	Detail of Adjustments:
	Restructuring costs		$7.3				$34.0
	Spin-related costs		21.0				32.0

(a)	Operating income adjustments		28.3				66.0
(b)	Tax impact		2.8				(3.7)

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$31.1				$62.3

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended June 30, 2012				For the six months ended June 30, 2012
		As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
	Net revenues	$3,821.3	$—		$3,821.3	$6,972.0	$—		$6,972.0
	Operating income	477.9	10.8	(a)	488.7	689.9	34.0	(a)	723.9
	Operating margin	12.5%			12.8%	9.9%			10.4%
	Earnings from continuing operations before income taxes	419.9	10.8	(a)	430.7	562.3	34.0	(a)	596.3
	Provision for income taxes	(54.8)	3.6	(b)	(51.2)	(92.8)	(2.2	)(b)	(95.0)
	Tax rate	13.0%			11.9%	16.5%			15.9%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	358.0	14.4	(c)	372.4	455.8	31.8	(c)	487.6
	Diluted earnings per common share
	Continuing operations	$1.14	$0.04		$1.18	$1.45	$0.11		$1.56
	Weighted-average number of common shares outstanding
	Diluted	314.4	—		314.4	313.5	—		313.5
	Detail of Adjustments:
	Adjustment to loss on sale from Hussmann divestiture		$(4.2)				$(4.5)
	Restructuring costs		15.0				38.5

(a)	Operating income adjustments		10.8				34.0
(b)	Tax impact		3.6				(2.2)

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$14.4				$31.8

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended June 30, 2013		For the quarter ended June 30, 2012
	As Reported	Margin	As Reported	Margin
Climate Solutions
Net revenues	$2,058.2		$1,967.1
Segment operating income	$271.1	13.2%	$238.5	12.1%
Restructuring costs	4.1	0.2%	7.6	0.4%

Adjusted operating income	275.2	13.4%	246.1	12.5%
Depreciation and amortization	41.6	2.0%	39.3	2.0%

EBITDA	$316.8	15.4%	$285.4	14.5%

Industrial Technologies
Net revenues	$762.9		$790.3
Segment operating income	$122.4	16.0%	$134.4	17.0%
Restructuring costs	2.3	0.3%	2.3	0.3%

Adjusted operating income	124.7	16.3%	136.7	17.3%
Depreciation and amortization	10.6	1.4%	10.6	1.3%

EBITDA	$135.3	17.7%	$147.3	18.6%

Residential Solutions
Net revenues	$713.0		$652.5
Segment operating income	$79.8	11.2%	$51.7	7.9%
Restructuring costs	—	0.0%	(0.4)	0.0%

Adjusted operating income	79.8	11.2%	51.3	7.9%
Depreciation and amortization	23.6	3.3%	28.6	4.3%

EBITDA	$103.4	14.5%	$79.9	12.2%

Security Technologies
Net revenues	$398.6		$411.4
Segment operating income	$86.2	21.6%	$82.4	20.0%
Restructuring costs	0.1	0.0%	4.2	1.1%

Adjusted operating income	86.3	21.6%	86.6	21.1%
Depreciation and amortization	8.7	2.2%	8.4	2.0%

EBITDA	$95.0	23.8%	$95.0	23.1%

Corporate
Unallocated corporate expense	$(76.5)		$(33.3)
Restructuring/spin costs	21.8		1.3

Adjusted corporate expense	(54.7)		(32.0)
Depreciation and amortization	9.4		8.2

EBITDA	$(45.3)		$(23.8)

Total Company
Net revenues	$3,932.7		$3,821.3
Operating income	$483.0	12.3%	$477.9	12.5%
Asset impairment	—	0.0%	(4.2)	-0.1%
Restructuring/spin costs	28.3	0.7%	15.0	0.4%

Adjusted operating income	511.3	13.0%	488.7	12.8%
Depreciation and amortization	93.9	2.4%	95.1	2.5%

EBITDA	$605.2	15.4%	$583.8	15.3%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC

Condensed Consolidated Balance Sheets

(In millions)

UNAUDITED

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$2,200.5	$882.1
Accounts and notes receivable, net	2,571.3	2,157.5
Inventories	1,435.0	1,308.8
Other current assets	621.7	594.3

Total current assets	6,828.5	4,942.7
Property, plant and equipment, net	1,663.0	1,652.6
Goodwill	6,112.6	6,138.9
Intangible assets, net	4,127.7	4,200.9
Other noncurrent assets	1,541.9	1,557.8

Total assets	$20,273.7	$18,492.9

LIABILITIES AND EQUITY
Accounts payable	$1,475.0	$1,230.2
Accrued expenses and other current liabilities	2,045.2	1,967.4
Short-term borrowings and current maturities of long-term debt	1,626.7	963.7

Total current liabilities	5,146.9	4,161.3
Long-term debt	3,155.1	2,269.3
Other noncurrent liabilities	4,795.5	4,833.0
Equity	7,176.2	7,229.3

Total liabilities and equity	$20,273.7	$18,492.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC

Condensed Consolidated Statement of Cash Flow

(In millions)

UNAUDITED

	Six Months Ended June 30,
	2013	2012
Operating Activities
Income from continuing operations	$420.9	$469.5
Loss (Gain) on sale/asset impairment	—	(4.5)
Depreciation and amortization	188.6	193.1
Changes in assets and liabilities and other non-cash items	(179.0)	(278.6)

Net cash from operating activities of continuing operations	430.5	379.5
Net cash from operating activities of discontinued operations	(1.7)	(73.9)

Net cash from operating activities	428.8	305.6
Investing Activities
Capital expenditures	(139.2)	(113.8)
Proceeds from business dispositions, net of cash	4.4	—
Other investing activities, net	4.3	12.0

Net cash from investing activities of continuing operations	(130.5)	(101.8)
Net cash from investing activities of discontinued operations	—	36.0

Net cash from investing activities	(130.5)	(65.8)
Financing Activities
Net debt proceeds (repayments)	1,549.4	(352.9)
Dividends paid	(132.0)	(109.9)
Repurchase of ordinary shares	(477.6)	(35.0)
Other financing activities, net	105.4	17.5

Net cash from financing activities of continuing operations	1,045.2	(480.3)
Net cash from financing activities of discontinued operations	—	—

Net cash from financing activities	1,045.2	(480.3)

Effect of exchange rate changes on cash and cash equivalents	(25.1)	(16.8)

Net increase (decrease) in cash and cash equivalents	1,318.4	(257.3)
Cash and cash equivalents—beginning of period	882.1	1,160.7

Cash and cash equivalents—end of period	$2,200.5	$903.4

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC

Balance Sheet Metrics and Available Cash Flow

($ in millions)

UNAUDITED

	December 31,	June 30,
	2012	2012	2013
Net Receivables	$2,158	$2,428	$2,571
Days Sales Outstanding	56.7	58.0	59.7
Net Inventory	$1,309	$1,475	$1,435
Inventory Turns	7.4	7.2	7.5
Accounts Payable	$1,230	$1,490	$1,475
Days Payable Outstanding	46.6	51.4	50.2

Six Months Ended June 30, 2013
Cash flow from operating activities (a)	$428.8
Capital expenditures (a)	(139.2)

Available cash flow	$289.6

(a)	Includes both continuing and discontinued operations. Cash flow from operating activities includes spending related to restructuring and spin costs.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of available cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION